EXHIBIT 4.7

                                                                  Execution Copy


                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of November 12, 1999 (this "Amendment"), is among APCOA/STANDARD PARKING, INC., a Delaware corporation (the "Company"), the Lenders set forth on the signature pages hereof (collectively, the "Lenders") and BANK ONE, NA, formerly known as THE FIRST NATIONAL BANK OF CHICAGO, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

               A. The Company, the Guarantors, the Agent and the Lenders are parties to a Credit Agreement dated as of March 30, 1998 (as clarified by letter agreement dated March 30, 1999, the "Credit Agreement").

               B. The Company desires to amend the Credit Agreement, and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

                                      TERMS

               In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

               ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

               1.1 The definition of "Applicable Margin" in Section 1.1 shall be amended by deleting the table set forth therein and inserting the table and paragraph set forth below in place thereof:

-------------------------------------------------------------------------------------------------------
                               APPLICABLE MARGIN FOR ALL ADVANCES AND FEES
                               -------------------------------------------
-------------------------------------------------------------------------------------------------------
Adjusted Total Debt to         Adjusted Corporate        LIBOR Loan and Letter      Commitment Fees
Adjusted EBITDA Ratio          Base Rate Loan            of Credit Fees
-------------------------------------------------------------------------------------------------------
=>6.0:1.0                      175 bps                   300 bps                    62.5 bps
-------------------------------------------------------------------------------------------------------
=>5.5:1.0 but <6.0:1.0         150 bps                   275 bps                    62.5 bps
-------------------------------------------------------------------------------------------------------
=>5.0:1.0 but <5.5:1.0         125 bps                   250 bps                    62.5 bps
-------------------------------------------------------------------------------------------------------
=>4.5:1.0 but <5.0:1.0         100 bps                   225 bps                    50 bps
-------------------------------------------------------------------------------------------------------
<4.5:1.0                       75 bps                    200 bps                    50 bps
-------------------------------------------------------------------------------------------------------

Notwithstanding anything in this Agreement to the contrary, as of the First Amendment Effective Date the Applicable Margin shall be based on an Adjusted Total Debt to Adjusted EBITDA Ratio of greater than or equal to 6.0:1.0 pursuant to the above table until adjusted for the first time after the First Amendment Effective Date.

               1.2 The definition of "Commitments" in Section 1.1 shall be amended by adding the following language after the reference therein to "Assignment and Acceptance":
"or in the applicable Lender Addition and Acknowledgement Agreement".

               1.3  The definition of "Fixed Charge Coverage Ratio" in Section
1.1 shall be amended by adding the following language at the end thereof:
"provided further that in the calculation of Fixed Charges, Net Capital Expenditures of the Company solely for information technology and office build out, if expended, shall be excluded up to $4,800,000 for fiscal year 1999 and up to $2,000,000 for fiscal year 2000".

               1.4 The following definitions are hereby added to Section 1.1 in appropriate alphabetical order:

                    "Company Subsidiary" shall mean the primary operating Subsidiary of Company identified by the Company to the Agent and the Lenders prior to the First Amendment Effective Date.

                    "First Amendment" shall mean the First Amendment to this Agreement dated as of November 12, 1999.

                    "First Amendment Effective Date" shall mean the date of the First Amendment.

                    "Company" shall mean the company identified by the Company to the Agent and the Lenders prior to the First Amendment Effective Date code named Project Company.

                    "Company Acquisition" shall mean the acquisition by Parent and the Company of Company pursuant to a merger of Company with a Subsidiary of Parent (pursuant to which, among other things, Company and Company Subsidiary will become Wholly Owned Subsidiaries of the Company), all in accordance with the Company Acquisition Documents.

                    "Company Acquisition Documents" shall mean the agreement and plan of merger by and among the Company, Parent, an acquisition subsidiary of Parent, Company, Company Subsidiary and the other parties thereto and all agreements, instruments and documents executed or delivered pursuant thereto, each as approved by the Agent in accordance with Section 2.5 of the First Amendment.


               1.5 A new Section 2.11 shall be added at the end of Article II to read as follows:

               2.11 Optional Increase in Commitments.

               (a) Subject to the conditions set forth below, the Company may, upon at least thirty (30) days prior written notice to the Agent or such shorter time as may be agreed to by the Agent, increase the aggregate amount of the Commitments, either by designating a lender not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Agent, which consent shall not be unreasonably withheld) or by agreeing with an existing Lender that such Lender's Commitment shall be increased (thus increasing the aggregate Commitments, provided that no existing Lender shall be obligated in any way to increase its commitment); provided that:

                (i) the Agent has consented to such increase;

               (ii) no Unmatured Default or Event of Default shall have occurred and be continuing hereunder as of the effective date of such increase;

              (iii) the representations and warranties made by the Company and contained in Article IV shall be true and correct in all material respects on and as of the effective date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct in all material respects as of such particular date);

               (iv) the amount of such increase in the aggregate Commitments shall not cause the aggregate Commitments to exceed $65,000,000;

                (v) the Company and the Lender or lender not theretofore a Lender, shall execute and deliver to the Agent, for its acceptance and recording in the register pursuant to Section 8.6(e), a Lender Addition and Acknowledgement Agreement, in form and substance satisfactory to the Agent and acknowledged by the Agent and each Guarantor and substantially in the form of Exhibit J attached hereto;

               (vi) the Company shall pay any amount required to be paid pursuant to Section 3.9 hereof resulting from the reallocation of Loans pursuant to the increase in the aggregate Commitments; and

              (vii) the Agent may request any other documents or information in its reasonable discretion.

              (b) Upon the execution, delivery, acceptance and recording of a Lender Addition and Acknowledgement Agreement, from and after the effective date specified in such Lender Addition and Acknowledgement Agreement, which effective date shall be not less than five (5) nor more than ten (10) Business Days after the delivery thereof to the Agent, such existing Lender shall have a Commitment as therein set forth or such other Lender shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder.

              (c) Upon its receipt of a Lender Addition and Acknowledgement Agreement together with any Note or Notes, if requested, subject to the written consent of the Agent, the Agent shall, if such Lender Addition and Acknowledgement Agreement has been completed and is substantially in the form of Exhibit J:

                (i) accept such Lender Addition and Acknowledgement Agreement;

               (ii) record the information contained therein in the Register;
         and

              (iii) give prompt notice thereof to the Lenders and the Company and deliver to the Lenders a schedule reflecting the new Commitments.

         Within five (5) Business Days after receipt of notice, the Company shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes of any existing Lender or with respect to any Lender not theretofore a Lender, a new Note or Notes to the order of the applicable Lenders in amounts equal to the Commitments of such Lenders pursuant to the Lender Addition and Acknowledgement Agreement. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such Commitments, shall be dated the effective date of such Lender Addition and Acknowledgement Agreement and shall otherwise be in substantially the form of the existing Notes. Each surrendered Note and/or Notes shall be canceled and returned to Company.

               1.6  Section 4.20 is restated as follows:

               4.20 Subordinated Debt Documents. (a) All representations and warranties of the Company contained in any Subordinated Debt Document are true and correct in all material respects. The Company will be issuing the Subordinated Notes in the principal amount of $140,000,000 on the Effective Date, and all Subordinated Note Documents are described on Schedule 1.1-B hereto.

               (b) All Lender Indebtedness (including without limitation the $15,000,000 increase in the Lender Indebtedness pursuant to the First Amendment and the potential $10,000,000 increase in the Lender Indebtedness pursuant to Section 2.11) is "Senior Debt" and "Designated Senior Debt" as defined in the Subordinated Debt Documents and entitled to the benefits of all subordination provisions contained in the Subordinated Debt Documents and, other than such Lender Indebtedness, there is no other "Designated Senior Debt" thereunder. The $15,000,000 increase in the Lender Indebtedness pursuant to the First Amendment is, and the potential $10,000,000 increase in the Lender Indebtedness under
         Section 2.11 will be, incurred pursuant to, and in full compliance with, clause (xv) of the items listed as "Permitted Debt" following the first paragraph of Section 4.9 of the Subordinated Note Indenture and classified as Indebtedness incurred under that clause for purposes of the Subordinated Note Indenture. Neither the Company nor any of its Subsidiaries has incurred any other Indebtedness under such clause
         (xv). All Lender Indebtedness (including without limitation the $15,000,000 increase in the Lender Indebtedness pursuant to the First Amendment and the potential $10,000,000 increase in the Lender Indebtedness pursuant to Section 2.11) is incurred pursuant to clauses
         (i) and (xv) of the items listed as "Permitted Debt" following the first paragraph of Section 4.9 of the Subordinated Note Indenture and in full compliance with the terms and provisions of the Subordinated Debt Documents, and do not need to meet the requirements of the first paragraph of Section 4.9 of the Subordinated Note Indenture.

               (c) There is no event of default or event or condition which could become an event of default with notice or lapse of time or both, under the Subordinated Debt Documents and each of the Subordinated Debt Documents is in full force and effect. Other than pursuant to the Subordinated Notes, there is no obligation pursuant to any Subordinated Debt Document or other document or agreement evidencing or relating to any Subordinated Debt outstanding or to be outstanding on the Effective Date which obligates the Company to pay any principal or interest or redeem any of its Capital Stock or incur any other monetary obligation.


               1.7 Sections 5.2(a) and (b) shall be amended and restated as follows:

                    (a) Adjusted Total Debt to Adjusted EBITDA Ratio. Permit or suffer the Adjusted Total Debt to Adjusted EBITDA Ratio to be greater than (i) 6.95 to 1.0 at any time from and including the Effective Date to and including September 29, 1999, (ii) 6.75 to 1.0 at any time from and including September 30, 1999 to and including June 29, 2000, (iii) 6.50 to 1.0 at any time from and including June 30, 2000 to and including March 30, 2001, (iv) 6.35 to
         1.00 at any time from and including March 31, 2001 to and including June 29, 2001, (v) 6.20 to 1.00 at any time from and including June 30, 2001 to and including September 29, 2001, (vi) 6.00 to 1.00 at any time from and including September 30, 2001 to and including December 30, 2001, (vii) 5.80 to 1.00 at any time from and including December 31, 2001 to and including March 30, 2002 or (viii) 5.50 to 1.0 at any time thereafter.

                    (b) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio to be less than (i) 1.5 to 1.0 as of the end of any fiscal quarter of the Company ending on or before September 30, 2000,
         (ii) 1.55 to 1.0 as of the end of the fiscal quarter of the Company ending on December 31, 2000, (iii) 1.6 to 1.0 as of the end of the fiscal quarters of the Company ending on March 31, 2001 and June 30, 2001, (iv) 1.65 to 1.0 as of the end of any fiscal quarter of the Company ending on or after September 30, 2001 but on or before March 31, 2002, or (v) 1.75 to 1.0 as of the end of any fiscal quarter of the Company ending thereafter.

               1.8 Article V is amended by adding the following to the end thereof: "Section 5.4 Company Acquisition. Subject to the written approval of the Agent of the Company Acquisition Documents in accordance with Section 2.5 of the First Amendment and the compliance with the other requirements of Section
2.5 of the First Amendment, notwithstanding anything in this Agreement to the contrary, the Company may complete the Company Acquisition and the other transactions expressly contemplated by such Company Acquisition Documents, all in accordance with such Company Acquisition Documents and the representations and covenants contained with respect thereto in the First Amendment, and the Company Acquisition shall be a Permitted Acquisition for all purposes of this Agreement, provided that the Company Acquisition shall be consummated on or before December 15, 1999."

               1.9  Section 5.2(q) shall be amended and restated as follows:

                    (q) Net Capital Expenditures. Make, or permit any Subsidiary to make, Net Capital Expenditures that exceed in any fiscal year in the aggregate for the Company and its Subsidiaries 25% of the Adjusted EBITDA for such fiscal year (provided that the Company and its Subsidiaries in the aggregate shall be permitted to make Net Capital Expenditures of up to $7,000,000 for the Calculation Period ending December 31, 1998), plus in each case, (i) the amount by which the allowed Net Capital Expenditures for the most recently ended fiscal year (exclusive of the proviso to this paragraph) exceeded the actual Net Capital Expenditures for such fiscal year and (ii) an amount, not to exceed $2,000,000, of the allowed Net Capital Expenditures for the following fiscal year (subject to the permitted Net Capital Expenditures for such following year being reduced by the amount used and allowed under this clause (ii)), provided, that, in addition to the amount of Net Capital Expenditures otherwise permitted pursuant to this
         Section 5.2(q), additional Net Capital Expenditures solely for information technology and office build out shall be permitted in the amount of up to $4,800,000 for fiscal year 1999 and up to $2,000,000 for fiscal year 2000.

               1.10 Section 8.1(a) shall be amended by (i) adding the following language at the beginning of Section 8.1(a): "Except as otherwise expressly provided in Section 2.11," and (ii) adding the following language at the beginning of clause (ii): "except pursuant to Section 2.11,".

               1.11 The Commitment amount for each Lender under the Credit Agreement is amended to be the amounts set forth next to the signature of each Lender on this Amendment.

               1.12 A new Exhibit entitled "Lender Addition and Acknowledgement Agreement" shall be added to the Credit Agreement as Exhibit J in the form of Exhibit J attached hereto.

               ARTICLE II. REPRESENTATIONS AND AGREEMENTS. The Company represents and warrants to, and agrees with, the Agent and the Lenders that:

               2.1 The execution, delivery and performance of this Amendment, and the New Notes when executed and delivered hereunder, are within its powers, have been duly authorized and are not in contravention of any statute, law or regulation known to it or of any terms of its Articles of Incorporation or By-laws, or of any material agreement or undertaking to which it is a party or by which it is bound.

               2.2 This Amendment is, and the New Notes when executed and delivered hereunder will be, the legal, valid and binding obligations of the Company and each Guarantor enforceable against each in accordance with the respective terms thereof.

               2.3 After giving effect to the amendments contained herein, the representations and warranties contained in Article IV of the Credit Agreement are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

               2.4 After giving effect to the amendments contained herein, no Event of Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

               2.5 (a) On or before the date five Business Days prior to the proposed consummation of the Company Acquisition, the Company will deliver to the Agent and the Lenders complete copies of all Company Acquisition Documents. Within five Business Days following such delivery, the Agent shall notify the Company in writing of its approval or disapproval of such Company Acquisition Documents. Upon such approval, the Commitment amount for each Lender shall be increased as set forth next to the signature of such Lender on this Amendment, provided that, notwithstanding anything herein or in any Loan Document to the contrary, the Company shall not be permitted to obtain any Advance under such increase until simultaneously with the consummation of the Company Acquisition in accordance with the terms of this Amendment.

                    (b) The Company and Parent will not consummate the Company Acquisition unless the Agent approves such Company Acquisition Documents and the consummation of the Company Acquisition occurs on or before December 15, 1999 and in accordance with the terms of this First Amendment. The Company will consummate the Company Acquisition in accordance with such Company Acquisition Documents in all material respects and in accordance with all laws and regulations and will acquire, free and clear of all Liens (other than Permitted Liens), good and marketable title to all Capital Stock (including without limitation all Capital Stock of Company and Company Subsidiary) and other assets being acquired pursuant to the Company Acquisition. The total consideration (including without limitation any payments in cash or cash equivalents, any payment in Capital Stock or other consideration, any deferred payments, any loans made to former or current shareholders, employees or directors of Company or any of its Subsidiaries and any assumption of any debt or other obligations) paid or payable in connection with the Company Acquisition shall not exceed an amount acceptable to the Agent, and prior to the closing of the Company Acquisition the Company will represent to the Lenders and the Agent the amount of such total consideration.

                    (c) The Company shall deliver evidence to the Agent that the Company is completing the Company Acquisition simultaneously with the first Advance being made in connection with the increase in the Commitments related to the Company Acquisition described on the signature pages hereto, all in accordance with this Section 2.5 (including without limitation an opinion of counsel and a certificate of the chief financial officer of the Company (attaching pro forma computations acceptable to the Agent to demonstrate compliance with all financial covenants hereunder) stating that the Company Acquisition complies with the term and provisions of this Amendment and the Credit Agreement and all laws and regulations). Simultaneously with the first Advance hereunder in connection with the Company Acquisition in accordance with terms hereof, the Company shall execute and deliver to the Agent Notes in favor of each Lender in the amount of the Lender's new Commitment amount related to the Company Acquisition set forth on the signature pages of this Amendment (the "New Notes"), deliver to the Agent such additional legal opinions and resolutions as may be required by the Agent and pay all fees required to be paid in connection therewith as agreed upon between the Company, the Agent and the Arranger.


               ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following conditions is satisfied:

               3.1 The Company, the Guarantors and the Lenders shall have signed this Amendment.

               3.2 The Company and the Guarantors shall have delivered such resolutions, officer's certificates and legal opinions as the Agent may reasonably request.

               3.3 The Company shall have paid the fees required to be paid, as agreed upon between the Company, the Agent and the Arranger.

               3.4 The Company shall have delivered to the Agent such other documents and satisfied such other conditions, if any, as reasonably requested by the Agent.

               ARTICLE IV. MISCELLANEOUS.

               4.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

               4.2 The Company agrees to pay and to save the Agent harmless for the payment of all reasonable documented costs and expenses arising in connection with this Amendment, including the reasonable documented fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

               4.3 The Company and each Guarantor acknowledge and agree that, to the best of their knowledge, the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Credit Agreement. The Company and each Guarantor represent and warrant that they are not aware of any claims or causes of action against the Agent or any Lender.

               4.4 The Lenders and the Agent waive the Events of Default (the "Existing Defaults") caused by the breach of Section 5.2(j) due to the advances in the aggregate amount of $2,600,000 to Holberg Industries, Inc. made prior to September 30, 1999 when the conditions for such advances under Section 5.2(j) were not satisfied and the breaches of Section 5.2(a), (c) and (q) which occurred prior to the date hereof to the extent described by the Company to the Lenders prior to the date hereof, provided that it is acknowledged and agreed that this is a one time waiver only for the Existing Defaults, and shall not waive any other breach at any other time of Section 5.2(a), (c) or (q) or any other term or covenant of the Credit Agreement.

               4.5 Except as expressly amended hereby, the Company and each Guarantor agree that the Credit Agreement, the Notes, the Security Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

               IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

                                            APCOA/STANDARD PARKING, INC.

                                            By:________________________________

                                            Its:_______________________________


Commitment if the Agent does not            BANK ONE, NA, as a Lender and as
give the approval contemplated              Agent, formerly known as The First
by Section 2.5 of the First Amendment:      National Bank of Chicago
$27,500,000

Commitment if the Agent does                By:________________________________
give the approval contemplated
by Section 2.5 of the First Amendment:      Its:_______________________________
$35,000,000






Commitment if the Agent does not            LASALLE NATIONAL BANK
give the approval contemplated
by Section 2.5 of the First Amendment:
$12,500,000

Commitment if the Agent does                By:________________________________
give the approval contemplated
by Section 2.5 the First Amendment:         Its:_______________________________
$20,000,000

                              CONSENT AND AGREEMENT


               As of the date and year first above written, each of the undersigned hereby:

         (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and agrees to all terms and provisions of the above Amendment applicable to it;

         (b) agrees that each Guaranty and all other agreements executed by any of the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent or the Lenders (collectively, the "Security Documents") are hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned acknowledges that it has no setoff, counterclaim or defense with respect to any Security Document; and

         (c) acknowledges that its consent and agreement hereto is a condition to the Banks' obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.


                                          A-1 AUTO PARK, INC.

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President


                                          AP HOLDINGS, INC.

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Treasurer


                                          APCOA CAPITAL CORPORATION

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President


                                          APCOA-HAWAII, INC.

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President

                                          EVENTS PARKING CO., INC.

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Treasurer


                                          HAWAII PARKING MAINTENANCE, INC.

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President


                                          METROPOLITAN PARKING SYSTEM, INC.

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Treasurer


                                          SENTINEL PARKING CO. OF OHIO, INC.

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President


                                          TOWER PARKING, INC.

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President


                                          STANDARD AUTO PARK, INC.

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President

                                          STANDARD PARKING CORPORATION

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President

                                          APCOA LASALLE PARKING, LLC

                                          By: APCOA/Standard Parking Inc.
                                              as Manager

                                                By:_____________________________
                                                   Name:  Michael J. Celebrezze
                                                   Title: Senior Vice President


                                          S & S PARKING, INC.

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President


                                          STANDARD PARKING CORPORATION, IL

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President


                                          CENTURY PARKING, INC.

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President


                                          SENTRY PARKING CORPORATION

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President

                                          VIRGINIA PARKING SERVICES, INC.

                                          By:___________________________________
                                             Name:  Michael J. Celebrezze
                                             Title: Vice President